Exhibit 10.1

THIRD AMENDMENT TO
AMENDED AND RESTATED LOAN AND SERVICING AGREEMENT
(Golub Capital BDC Funding LLC)

THIS THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AND SERVICING AGREEMENT, dated as of July 28, 2017 (this “Amendment”), is entered into by and among GOLUB CAPITAL BDC Funding LLC, as the Borrower (the “Borrower”), GOLUB CAPITAL BDC, INC., as the Transferor and the Servicer, the Institutional Lenders identified on the signature pages hereto, WELLS FARGO BANK, N.A., as the Swingline Lender, WELLS FARGO BANK, N.A., as the Collateral Agent, the Account Bank and the Collateral Custodian, and WELLS FARGO BANK, N.A., as the Administrative Agent (in such capacity, the “Administrative Agent”).
R E C I T A L S
WHEREAS, the above-named parties have entered into that certain Amended and Restated Loan and Servicing Agreement, dated as of December 18, 2014 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), by and among the Borrower, the Transferor, the Servicer, each of the Conduit Lenders and Institutional Lenders from time to time party thereto, each of the Lender Agents from time to time party thereto, the Swingline Lender, and the Collateral Agent, the Account Bank and the Collateral Custodian;
WHEREAS, pursuant to and in accordance with Section 11.01 of the Agreement, the parties hereto desire to amend the Agreement in certain respects as provided herein;
NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:
SECTION 1. Definitions.
Each capitalized term used but not defined herein has the meaning ascribed thereto in the Agreement.
SECTION 2. Amendments.
2.1    The definition of “Administrative Agent” in Section 1.01 of the Agreement shall be amended by deleting the phrase “Wells Fargo Securities, LLC” in its entirety and inserting in lieu thereof “Wells Fargo Bank, N.A.”.
2.2    The definition of “Agency Services Fee” in Section 1.01 of the Agreement shall be amended by deleting the phrase “Wells Fargo Securities, LLC” in its entirety and inserting in lieu thereof “Wells Fargo Bank, N.A.”.
2.3    Clause (a) of the definition of “Assigned Value” in Section 1.01 of the Agreement shall be amended by deleting the phrase “any nationally recognized valuation firm reasonably acceptable to the Administrative Agent” in its entirety and inserting in lieu thereof “an Approved Valuation Firm”.
2.4    Clause (b) of the definition of “Assigned Value” shall be amended by deleting the phrase “Advance Date Assigned Value; and” in its entirety and inserting in lieu thereof “Advance Date Assigned Value;”.
2.5    Clause (c) of the definition of “Assigned Value” shall be amended by deleting the phrase “zero.” in its entirety and inserting in lieu thereof “zero; and”

2.6    The definition of “Assigned Value” shall be amended by adding the following as new clause (d):
(d)    The Borrower may request that the Assigned Value of any Loan Asset be re-evaluated for any Loan Asset with respect to which (i) the Assigned Value was assigned a value below 100% by the Administrative Agent on the Original Closing Date or the applicable Cut-Off Date and subsequently the Senior Leverage Ratio has decreased by at least 0.50x from such date; (ii) the Assigned Value was decreased by the Administrative Agent following the occurrence of a Value Adjustment Event pursuant to clause (vi) of such definition and subsequently the Senior Leverage Ratio has decreased by at least 0.50x from the date of such Value Adjustment Event; or (iii) the Assigned Value was decreased by the Administrative Agent following the occurrence of a Value Adjustment Event pursuant to clause (v) of such definition and subsequently such reporting failure has been cured; provided that, in each case, the Assigned Value may not increase above the lower of (i) the par amount for such Loan Asset and (ii) the Purchase Price of such Loan Asset.
2.7    Clause (a) of the definition of “Borrowing Base” in Section 1.01 of the Agreement shall be amended by deleting the phrase “minus the Unfunded Exposure Equity Amount” in its entirety and inserting in lieu thereof “minus (iv) the Unfunded Exposure Equity Amount”.
2.8    Clause (b) of the definition of “Borrowing Base” in Section 1.01 of the Agreement shall be amended by deleting the phrase “minus the Unfunded Exposure Equity Amount” in its entirety and inserting in lieu thereof “minus (v) the Unfunded Exposure Equity Amount”.
2.9    Clause (c) of the definition of “ERISA Affiliate” in Section 1.01 of the Agreement shall be amended by deleting the phrase “(c) a member of the same affiliated service group” in its entirety and inserting in lieu thereof “(c) for purposes of Section 302 of ERISA and Section 412 of the Code, a member of the same affiliated service group”.
2.10    The definition of “Lien Release Dividend Date” in Section 1.01 of the Agreement shall be amended by deleting the phrase “the date specified by the Borrower” in its entirety and inserting in lieu thereof “the date of a Lien Release Dividend specified by the Borrower”.
2.11    The definition of “Make-Whole Premium” in Section 1.01 of the Agreement shall be amended and restated in its entirety as follows:
“Make-Whole Premium” means, in the event that this Agreement is terminated pursuant to Section 2.18(b) prior to September 28, 2017, an amount, payable pro rata to each Lender Agent (for the account of the applicable Lenders), equal to 2.00% of the Maximum Facility Amount; provided that the Make-Whole Premium shall be calculated without giving effect to the proviso in the definition of “Maximum Facility Amount”.
2.12    The definition of “Payment Date” in Section 1.01 of the Agreement shall be amended and restated in its entirety as follows:
“Payment Date” means the 22nd day of each March, June, September and December or, if such day is not a Business Day, the next succeeding Business Day; provided, that the final Payment Date shall occur on the Collection Date; provided further that the Administrative Agent may, in its sole discretion with three (3) Business Days’ prior written notice to the Borrower, the Collateral Agent and the Servicer, declare any Business Day a Payment Date if (i) (x) an Event of Default shall have been declared or (y) after the automatic occurrence of a Facility Maturity Date and (ii) the Administrative Agent or the Lenders have declared the Advances Outstanding and other  Obligations to be immediately due and payable in full in accordance with Section 7.01.
2.13    The definition of “Payment Duties” in Section 1.01 of the Agreement shall be amended by deleting the phrase “Section 10.02(b)(ii)” in its entirety and inserting in lieu thereof “Section 10.02(b)(iii)”.
2.14    The definition of “Reinvestment Period” in Section 1.01 of the Agreement shall be amended and restated in its entirety as follows:
“Reinvestment Period” shall mean the period commencing on the Original Closing Date and ending on the day preceding the earliest of (i) September 28, 2017 (or such later date as is agreed to in writing by the Borrower, the Servicer, the Administrative Agent and the Lenders pursuant to Section 2.19(b)), (ii) the occurrence of an Event of Default and (iii) the date of any voluntary termination by the Borrower pursuant to Section 2.18(b).”
2.15    The definition of “Restricted Junior Payment” in Section 1.01 of the Agreement shall be amended by deleting the phrase “except a dividend paid solely in interests of that class of membership interests” in its entirety and inserting in lieu thereof “except a dividend or distribution paid solely in interests of that class of membership interests”.
2.16    Clause (a) of the definition of “Servicer Termination Event” in Section 1.01 of the Agreement shall be amended by deleting the phrase “or any Transaction Document” in its entirety and inserting in lieu thereof “or any other Transaction Document”.
2.17    The following new definitions are added to Section 1.01 of the Agreement as alphabetically appropriate as follows:
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower, the Servicer or their respective Subsidiaries from time to time concerning or relating to bribery or corruption, including the Foreign Corrupt Practices Act of 1977 and any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.
“Anti-Terrorism Laws” means any Applicable Law relating to money laundering or terrorism, including, without limitation, Executive Order 13224, the OFAC Regulations, the Bank Secrecy Act, the USA Patriot Act, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any executive orders or regulations promulgated thereunder.
“Approved Valuation Firm” means (a) any of Duff & Phelps Corp., FTI Consulting, Inc., Houlihan Lokey Howard & Zukin, Lincoln International LLC and Valuation Research Corp., Murray Devine & Company, Inc. and (b) any other nationally recognized accounting firm or valuation firm approved by the Administrative Agent in its sole discretion.
2.18    The definition of “FDIC” in Section 1.01 of the Agreement is hereby deleted in its entirety.
2.19    Section 2.02(b) of the Agreement shall be amended by deleting the phrase “Swingline Bank” in its entirety and inserting in lieu thereof “Swingline Lender”.

2.20    Section 2.10(a) of the Agreement shall be amended by deleting the phrase “increase of reserve requirements” in its entirety and inserting in lieu thereof “increase of reserve or liquidity requirements”.
2.21    Section 2.23(a)(iii) of the Agreement shall be amended by deleting the phrase “Swingline Loans” in each of its two locations in its entirety and inserting in lieu thereof the phrase “Swingline Advances”.
2.22    Section 4.01(ii) of the Agreement shall be amended and restated in its entirety as follows:
(ii)    USA PATRIOT Act. Neither the Borrower nor any Affiliate of the Borrower is (i) a country, territory, organization, person or entity named on an Office of Foreign Asset Control (OFAC) list; (ii) a Person that resides or has a place of business in a country or territory named on such lists or which is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (iii) a “Foreign Shell Bank” within the meaning of the USA PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; (iv) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the USA PATRIOT Act as warranting special measures due to money laundering concerns; or (v) in violation of any Anti-Corruption Laws.
2.23    Section 4.03(q) of the Agreement shall be amended and restated in its entirety as follows:
(q)    USA PATRIOT Act. Neither the Servicer nor any Affiliate of the Servicer is (i) a country, territory, organization, person or entity named on an OFAC list; (ii) a Person that resides or has a place of business in a country or territory named on such lists or which is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (iii) a “Foreign Shell Bank” within the meaning of the USA PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; (iv) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the USA PATRIOT Act as warranting special measures due to money laundering concerns; or (v) in violation of any Anti-Corruption Laws.
2.24    Section 5.01 of the Agreement shall be amended by adding the following as new clause (gg):
(gg)    Compliance with Anti-Terrorism Laws and Anti-Corruption Laws. The Borrower shall comply with all applicable Anti-Terrorism Laws and Anti-Corruption Laws. The Borrower (or the Servicer on behalf of the Borrower) shall conduct the requisite due diligence in connection with the transactions contemplated herein for purposes of complying with the Anti-Terrorism Laws. Policies and procedures will be maintained and enforced by or on behalf of the Borrower that are designed in good faith and in a commercially reasonable manner to promote and achieve compliance, in the reasonable judgment of the Borrower, by the Borrower with Anti-Corruption Laws.
2.25    Section 5.02(i) of the Agreement shall be amended and restated in its entirety as follows:

(i)    Use of Proceeds. The Borrower shall not use the proceeds of any Advance other than (x) to finance the purchase by the Borrower, on a “true sale” basis, of Collateral Portfolio, (y) to fund the Unfunded Exposure Account in order to establish reserves for unfunded commitments of Revolving Loan Assets and Delayed Draw Loan Assets included in the Collateral Portfolio or (z) to distribute such proceeds to the Transferor (so long as such distribution is permitted pursuant to Section 5.02(n)). The Borrower shall not use the proceeds of any Advance in violation of Anti-Corruption Laws.
2.26    Section 10.06 of the Agreement shall be amended by adding the following as new clause (j):
(j)    In no event shall the Collateral Agent be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action (including any laws, ordinances, regulations) or the like that delay, restrict or prohibit the providing of services by the Collateral Agent as contemplated by this Agreement; provided that the Collateral Agent shall have in place a disaster recovery plan that is customary in the banking industry and shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance under this Agreement as soon as reasonably practicable under the circumstances.
2.27    Section 11.13(a) of the Agreement shall be amended by deleting the phrase “valuation firm” in its entirety and inserting in lieu thereof “Approved Valuation Firm”.
2.28    Section 12.06 of the Agreement shall be amended by adding the following as new clause (i):
(i)    In no event shall the Collateral Custodian be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action (including any laws, ordinances, regulations) or the like that delay, restrict or prohibit the providing of services by the Collateral Custodian as contemplated by this Agreement; provided that the Collateral Custodian shall have in place a disaster recovery plan that is customary in the banking industry and shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance under this Agreement as soon as reasonably practicable under the circumstances.
2.29    The notice information for Wells Fargo Bank, N.A., in its capacity as Institutional Lender and as Swingline Lender, on the signatures pages to the Agreement is hereby amended and restated in its entirety as follows:
Wells Fargo Bank, N.A.
Duke Energy Center
550 South Tryon Street, 5th Floor
MAC D1086-051
Charlotte, NC 28202
Attention: Matthew Jensen
Facsimile: (704) 715-0089

Confirmation: (704) 410-2450
All electronic dissemination of Notices should be sent to scp.mmloans@wellsfargo.com
2.30    Schedule V to the Agreement shall be amended by adding the following as new clauses (x), (y), (z), (aa) and (bb):
(x)    Cash taxes (as of the most recent fiscal year-end)
(y)    Maintenance capital expenditures (as of the most recent fiscal year-end)
(z)    Cash used in the Senior Leverage Ratio and Total Leverage Ratio calculations
(aa)    Gross total debt for the most recent Relevant Test Period
(bb)    Most recent fiscal year end
SECTION 3. Successor Administrative Agent.
By acknowledging and agreeing to this Amendment, the parties hereto agree that (a) Wells Fargo Securities, LLC shall resign, effective as of the date hereof, as Administrative Agent, (b) the requirement of the delivery of five days’ prior written notice of such resignation pursuant to Section 9.01(h) of the Agreement shall be waived and (c) after giving effect to this Amendment, the Lender Agents, acting jointly, shall have appointed Wells Fargo Bank, N.A. as the successor Administrative Agent. From and after the date hereof, (x) all references in the Agreement and the other Transaction Documents to “Administrative Agent” shall be deemed to be a reference to Wells Fargo Bank, N.A., in its capacity as Administrative Agent and (y) Wells Fargo Bank, N.A. shall become a party to the Agreement and the other Transaction Documents as “Administrative Agent” thereunder with the following notice address:
Wells Fargo Bank, N. A.
Duke Energy Center
550 South Tryon Street
5th Floor
MAC D1086-051
Charlotte, NC 28202
Attention: Matthew Jensen
Facsimile: (704) 715-0089
Confirmation: (704) 410-2450
All electronic dissemination of Notices should be sent to scp.mmloans@wellsfargo.com and shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Agreement and the other Transaction Documents. After the retiring Administrative Agent’s resignation as Administrative Agent, the provisions of Article IX of the Agreement shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Agreement.

SECTION 4. Agreement in Full Force and Effect as Amended.
Except as specifically amended hereby, all provisions of the Agreement shall remain in full force and effect. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as expressly set forth herein and shall not constitute a novation of the Agreement.
SECTION 5. Representations and Warranties.
The Borrower hereby represents and warrants as of the date of this Amendment as follows:
(a)this Amendment has been duly executed and delivered by it;
(b)this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; and
(c)there is no Event of Default, Unmatured Event of Default, or Servicer Termination Event that is continuing or would result from entering into this Amendment.
SECTION 6. Conditions to Effectiveness.
The effectiveness of this Amendment is subject to receipt by the Administrative Agent of (a) executed counterparts (or other evidence of execution, including facsimile signatures, satisfactory to the Administrative Agent) of this Amendment and the fee letters related thereto and (b) the fees payable on the date hereof as specified in the fee letters.
SECTION 7. Miscellaneous.
(d)This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.
(e)The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.
(f)This Amendment may not be amended or otherwise modified except as provided in the Agreement.
(g)The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.
(h)Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.
(i)This Amendment represents the final agreement between the parties only with respect to the subject matter expressly covered hereby and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.
(j)THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

BORROWER:	GOLUB CAPITAL BDC FUNDING LLC
By: Golub Capital BDC, Inc.,
its designated manager

By: /s/ Ross Teune
Name: Ross Teune
Title: Chief Financial Officer

THE TRANSFEROR AND SERVICER:	GOLUB CAPITAL BDC, INC.
By: /s/ Ross Teune
Name: Ross Teune
Title: Chief Financial Officer

THE COLLATERAL AGENT, ACCOUNT BANK AND COLLATERAL CUSTODIAN:	WELLS FARGO BANK, N.A.
By: /s/ Philip Dean
Name: Philip Dean
Title: Vice President

[Signatures Continue on the Following Page]

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, N.A.
By: /s/ Matt Jensen
Name: Matt Jensen
Title: Director

INSTITUTIONAL LENDER AND SWINGLINE LENDER:	WELLS FARGO BANK, N.A.
By: /s/ Beale Pope
Name: Beale Pope
Title: Vice President

INSTITUTIONAL LENDER:	RAYMOND JAMES BANK, N.A.
By: /s/ Scott G. Axelrod
Name: Scott G. Axelrod
Title: Senior Vice President

INSTITUTIONAL LENDER:	NBH BANK
By: /s/ Thomas J. Rohling
Name: Thomas J. Rohling
Title: Managing Director

[Signatures Continue on the Following Page]

ACKNOWLEDGED AND AGREED:

WELLS FARGO SECURITIES, LLC,
as resigning Administrative Agent

By: /s/ Beale Pope
Name: Beale Pope
Title: Vice President